EXHIBIT 23.3

CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD., INDEPENDENT
PETROLEUM ENGINEERS

        We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Toreador Resources Corporation for the registration of 2,924,033 shares of its common stock and to the incorporation by reference therein of our estimates of reserves included in Toreador Resources Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Edward Travis
LAROCHE PETROLEUM CONSULTANTS, LTD.

Dallas, Texas
August 17, 2004